UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 11, 2014

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2014, AmeriServ Financial, Inc. (the “Company”) announced that, effective January 9, 2015, Glenn L. Wilson will resign from his positions as President and Chief Executive Officer and member of the board of directors of the Company and from all director, committee membership, officer and other positions that he has with each of the Company’s subsidiaries.  Also, effective on January 9, 2015, Jeffrey A. Stopko, the Company’s Executive Vice President and Chief Financial Officer, will serve as interim President and Chief Executive Officer of the Company, and James T. Huerth, Executive Vice President and Director – Retail and Commercial Banking of AmeriServ Financial Bank, the Company’s wholly-owned banking subsidiary (the “Bank”), will serve as interim President and Chief Executive Officer of the Bank.  A copy of the press release related to these leadership changes is attached hereto as Exhibit 99.1, is hereby incorporated herein and is made a part hereof.

Each of Messrs. Stopko and Huerth do not have an interest requiring disclosure under either Items 401(d) and 404(a) of Regulation S-K, and information required under Items 401(b) and (e) of Regulation S-K and related to any material plan, contract or arrangement with respect to Messrs. Stopko and Huerth is incorporated by reference to the information under the captions “Executive Compensation” and “Compensation Paid to Executive Officers” in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 17, 2014.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated December 11, 2014, of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: December 11, 2014	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 11, 2014, of AmeriServ Financial, Inc.

Exhibit 99.1

Contact:
Susan Tomera Angeletti
SVP, Director – Corporate Marketing
814.533.5117

FOR IMMEDIATE RELEASE

AmeriServ Financial, Inc. Announces Leadership Change

JOHNSTOWN, Pa., Dec. 11, 2014 – AmeriServ Financial, Inc. (NASDAQ: ASRV) (the “Company”) announced today that Glenn L. Wilson will resign from his position as President and Chief Executive Officer of the Company effective January 9, 2015.  Mr. Wilson will also step down as a director of the Company, and from all director, committee membership, officer and other positions that he has with the Company and each of its subsidiaries.  Mr. Wilson’s resignation did not result from any disagreement he has with the Company about the operations, policies or practices of the Company or any of its subsidiaries or affiliates.

The Board of Directors has appointed, effective January 9, 2015, Jeffrey A. Stopko as interim President and Chief Executive Officer of AmeriServ Financial, Inc. and James T. Huerth as interim President and Chief Executive Officer of AmeriServ Financial Bank (the “Bank”) until permanent successors for Mr. Wilson are named.  Mr. Stopko has served as Executive Vice President and Chief Financial Officer, a position he has held since 1997; Mr. Huerth was most recently Executive Vice President and Director – Retail and Commercial Banking, a position he has held since 2010.

Mr. Wilson joined the organization in 2009 as President and Chief Executive Officer.  During his tenure with AmeriServ Financial, the Bank grew from $967 million in assets to $1.07 billion at September 30, 2014 while maintaining excellent asset quality.  In discussing his time with AmeriServ, he said, “I have been honored to lead this community bank and help it grow into the organization it is today.  It is important to reinvest in the communities we serve; and our people are committed to delivering the very highest level of service.  I have enjoyed my time here at AmeriServ and believe the bank is well positioned for the future.”

According to Craig G. Ford, the Company’s Chairman, “Under Glenn’s leadership, we have been able to build our bank into a true community bank that focuses on servicing its customers while offering all of the benefits and services normally associated with large, regional and national competitors.  The business strategies we have put into place provide a strong foundation from where we will continue to foster steady progress and continued growth.”

AmeriServ Financial Bank is a community bank, headquartered in Johnstown, PA, and its holding company is publicly traded on NASDAQ under the symbol ASRV. The Company has total assets of $1.07 billion and currently operates 17 community banking offices encompassing five counties in western Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the Company’s business strategies and programs. These forward-looking statements involve risks and uncertainties that could cause the Company's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements are based on the beliefs and assumptions of the Company's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no responsibility to publicly update or revise any forward-looking statement.